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                                                                   Exhibit 3.4

                  TRUST AGREEMENT, dated as of July 1, 1998, among, COPELCO CAPITAL INC. ("CCI," or "Servicer") and COPELCO CAPITAL FUNDING LLC 1998-1, each as Certificateholder (the "Certificateholders"), and COPELCO CAPITAL FUNDING CORP. XI, as the Designated Certificateholder (the "Designated Certificate Holder") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

                  NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

                  1.1. Capitalized Terms. For all purposes of this Trust Agreement, except as otherwise expressly provided herein capitalized terms shall have the meanings set forth below:

                  Administration Services Agreement shall mean the Administration Services Agreement, dated as of July 1, 1998, between the Issuer and Copelco Capital Funding Corp. XI, as Administrator, as the same may be amended or supplemented from time to time.

                  Administrator shall mean Copelco Capital Funding Corp XI in its capacity as Administrator under the Administration Services Agreement, or any successor Administrator appointed pursuant to the terms of the Administration Services Agreement.

                  Authorized Officer shall mean any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Issuer, Indenture Trustee, the Owner Trustee and the Transferor, initially including those individuals whose names appear on the respective lists of Authorized Officers delivered on the Closing Date.

                  Basic Documents shall mean this Agreement, the Indenture, and the Sale and Servicing Agreement, the Certificate of Trust, the Notes, and other documents and certificates, determined in connection therewith.

                  Business Trust Law shall mean Chapter 38, Treatment of Delaware Business Trusts of Title 12 of the Delaware Code, as amended.

                  Certificates shall mean any one of the certificates designated as a certificate substantially in the form of truth in Exhibit A hereto and executed and authenticated by the Owner Trustee.

                  Certificate of Trust shall mean the Certificate of Trust filed for the Issuer pursuant to Section 3810(a) of the Business Trust Law.

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                  Certificate Paying Agent shall mean Copelco Capital Funding
Corp. XI in its capacity as certificate paying agent, or any successor Certificate Paying Agent.

                  Certificate Register shall mean the register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

                  Certificate Registrar or Certificate Registrar and Transfer Agent shall mean, initially, Copelco Capital Funding Corp. XI, in its capacity as Certificate Registrar, or any successor in such capacity.

                  Certificateholders shall mean, initially, Copelco Capital Inc., Copelco Capital Funding LLC 98-1, and Copelco Capital Funding Corp. XI.

                  Code shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, any successor statute thereto, and any applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

                  Closing Date shall be August ___, 1998

                  Designated Certificate Holder shall mean Copelco Capital Funding Corp. XI, a special purpose Delaware corporation.

                  Designated Certificate shall mean the Certificate representing at least 1% of the Initial Aggregate Certificate Balance of the Certificates issued to the Designated Certificate Holder.

                  Expenses shall have the meaning assigned to such term in
Section 8.2(a) hereof.

                  Fiscal Year shall mean, with respect to the Issuer, the calendar year from each January 1 to the following December 31.

                  Indemnified Party shall have the meaning accorded to such term in Section 8.2(a) hereof.

                  Indenture shall mean the Indenture, dated as of July 1, 1998 among the Issuer, Manufacturers and Traders Trust Company, as Trustee and Copelco Capital, Inc. as Servicer.

                  Initial Aggregate Certificate Principal Balance shall mean the aggregate outstanding principal balances for all of the Certificates.

                  Insolvency Event shall have the meaning accorded to such term in "Description of the Trust Agreement" in the Offering Circular.

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                  Issuer shall mean Copelco Capital Funding Trust 1998-A, a
special purpose business trust organized under the laws of the State of Delaware, and its successors and assigns.

                  Majority of Affected Securityholders shall mean, with respect to a proposed action in respect of the Certificates, a Majority-in-Interest and/or Majority Certificateholders of each Class of Certificates affected by such proposed action.

                  Majority Certificateholders shall have the meaning accorded to such term in Section 4.2 hereof.

                  Majority-in-Interest shall mean Holders of Certificates representing in excess of fifty percent (50%) of the aggregate Percentage Interests of all Certificates.

                  Offering Circular shall mean the Offering Circular, dated as of ___, 1998.

                  Opinion of Counsel shall be a written opinion of counsel, who may be counsel for the Transferor, the Adviser or the Owner Trustee.

                  Owner Trustee shall mean Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee with respect to the Issuer, or such successor person as shall become trustee pursuant to the applicable provisions of the Trust Agreement.

                  Owner Trustee Lien shall have the meaning assigned to such term in Section 8.3 hereof.

                  Percentage Interest shall mean with respect to a Certificate, a fraction, expressed as a percentage, the numerator of which is the initial principal balance of such Certificate, and the denominator of which is the Initial Aggregate Certificate Balance of all Certificates.

                  Periodic Filings shall mean any filings or submissions that the Issuer is required to make with any state or federal regulatory agency or under the Code.

                  Person shall mean any individual, partnership, limited liability company, limited liability partnership, national banking association, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Record Date shall mean, with respect to each Distribution Date, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

                  Sales and Servicing Agreement shall have the meaning assigned to such term in the Indenture.

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                  Seller shall mean Copelco Capital Funding LLC 98-1, a
[Delaware] limited liability company.

                  Transfer shall have the meaning accorded to such term in
Section 3.3 hereof.

                  Trust Assets shall be as defined in Section 2.3 hereof.

                  Trustee shall have the meaning as defined in the Indenture.

                  1.2. Other Definitional Provisions.

                  (a) All terms not defined herein shall have the meaning assigned to such term in the Indenture. All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Section and Exhibit references contained in this Trust Agreement are references to Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

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                                  ARTICLE II

                                 ORGANIZATION

                  2.1. Name. The trust created hereby ("Issuer" or "Trust") shall be known as "Copelco Capital Funding Trust 1998-A" in which name each of the Trust, and the Owner Trustee, in the name and on behalf of the Trust, shall have power and authority and is hereby authorized and empowered, subject to the limitations described herein, to acquire, hold, maintain, protect, preserve and dispose of the Trust Assets, execute contracts and other instruments on behalf of the Issuer and sue and be sued.

                  2.2. Office. The office of the Issuer shall be in care of the Owner Trustee, addressed to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Certificateholders.

                  2.3. Limited Special Purposes and Powers. The sole purpose of the Issuer is, and the Issuer shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Issuer, and the Owner Trustee, in the name and on behalf of the Issuer, shall have power and authority, and is hereby authorized and empowered, to do or cause to be done all acts and things necessary, appropriate, or convenient to cause the Issuer to engage in the following activities: (i) to execute, issue, and deliver the Notes pursuant to the Indenture, (ii) to execute, issue, and deliver the Certificates pursuant to this Trust Agreement, (iii) to execute, issue, and deliver the Certificates to the Seller, the Designated Certificateholder and CCI in consideration of the contribution of the Lease Contracts to the Issuer by the Seller and the contribution of cash to the Issuer by the Designated Certificateholder, (iv) to distribute to the Certificateholders pursuant to Article V hereof any portion of the Trust Estate remitted to the Issuer pursuant to the Sales and Servicing Agreement,
(v) to enter into, execute, deliver, and perform its obligations under the Basic Documents and to enter into and consummate the transactions contemplated thereby, and to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, and (vi) to engage in such other activities as may be required in connection with conservation of the Trust Assets and the making of distributions to the Certificateholders. The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the Basic Documents.

                  2.4. Appointment of the Owner Trustee. The
Certificateholders and the Designated Certificate Holder hereby appoints Wilmington Trust Company as Trustee with respect to the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein and Wilmington Trust Company hereby accepts such appointment and agrees to act as Owner Trustee hereunder.

                  2.5. Initial Capital Contribution of Trust Assets. The Owner Trustee hereby acknowledges on behalf of the Issuer, receipt in trust from the Seller as of the date hereof, of the Lease Contracts, and of the other property now or hereafter transferred and

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assigned to the Issuer pursuant to the Sales and Servicing Agreement, which shall constitute the Trust Assets (the "Trust Assets") of the Issuer. The Owner Trustee also acknowledges on behalf of the Issuer receipt of the Initial Deposit in cash from the Seller and $____________ in cash from the Designated Certificate Holder. The capital contributed by the Designated Certificate Holder shall be deposited in the Reserve Account in accordance with the Indenture. The Designated Certificate Holder shall pay or cause to be paid organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee (as such or in its individual capacity), promptly reimburse the Owner Trustee (as such or in its individual capacity) for any such expenses paid by the Owner Trustee (as such or in its individual capacity).

                  2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the terms and conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Issuer constitute a business trust under Chapter 38 of Title 12 of the Delaware Code and that this Trust Agreement constitutes the governing instrument of the Issuer. It is the intention of the parties hereto that, for income and franchise tax purposes, the Issuer shall be treated as a partnership, with the partners of the partnership being the Certificateholders and the Notes being debt of the Partnership. The Issuer will not elect, for income and franchise tax purposes, to be treated as an entity other than a partnership. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholders (other than the Designated Certificate Holder) will be those of limited partners and the rights of the Designated Certificate Holder, subject to Sections 2.10 and
6.6 hereof, will be those of a general partner in a partnership formed under the Delaware Revised Uniform Limited Partnership Act. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as a partnership for such tax purposes.

                  2.7. Situs of Issuer. The Issuer will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware. The Issuer shall not have any employees. Payments received by the Owner Trustee on behalf of the Issuer will be received only in the State of Delaware and payments will be made by the Owner Trustee on behalf of the Issuer only from the State of Delaware. The Issuer's only office is and will be at the office of the Owner Trustee as set forth herein.

                  2.8. Title to Property. Legal title to all the Trust Assets shall be vested at all times in the Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in the Owner Trustee in which case title shall be deemed to be vested in the Owner Trustee, or a co-trustee or separate trustee, as the case may be. The Certificateholders shall not have legal title to any part of the Trust Assets. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Trust Assets shall operate to terminate this Trust Agreement or the trusts hereunder or entitle

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any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

                                 ARTICLE III

                    CERTIFICATES AND TRANSFER OF INTERESTS

                  3.1. Series and Class of Beneficial Interests: Issuance of Certificates.

                  (a) The Certificates shall be issued in a single class and series, which shall be designated as "Copelco Capital Funding Trust Certificates, Series 1998-A". The Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof; provided, however, that the Designated Certificate shall be issued pursuant to Section 3.9 in a single Certificate, the Certificate issued to the initial Certificateholders may be issued in a different denomination, and one other Certificate of each class of Certificates may be issued in different denominations. There shall at all times be at least two Holders of Certificates.

                  (b) Each Certificate shall be in substantially the form of EXHIBIT A hereto and shall be executed by manual signature in the name and on behalf of the Trust by one of the Owner Trustee's Authorized Officers or by an Authorized Officer of the Administrator on behalf of the Issuer. Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee or the Administrator shall bind the Issuer, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Certificate or does not hold such office at the date of such Certificate. Each Certificate shall be dated the date of its issuance.

                  3.2. Registration and Transfer of Certificates.

                  (a) The Certificate Registrar shall maintain at its chief executive office a register ("Certificate Register") for the registration and Transfer of Certificates. Each Certificate shall be transferable only upon the Certificate Register. No transferee of a Transfer shall have any right or power to consent or vote as provided hereunder, unless and until such time as such Transfer is registered.

                  (b) Subject to Section 3.3 hereof, the registered Certificateholder (in person or by his attorney duly authorized in writing) of any Certificate may Transfer all or any portion of the beneficial interest in the Issuer evidenced by such Certificate only upon surrender thereof (accompanied by a written instrument of Transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of Transfer as the Certificate Registrar may reasonably require) to the Certificate Registrar accompanied by any other documents required hereunder. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor's Certificate, the Certificate Registrar shall record in the Certificate Register the name of the transferee as a Certificateholder. Subject to satisfaction of such conditions and to the provisions of Section 3.9 below with respect to the Designated Certificate, upon surrender for

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registration of transfer of any Certificate at the office or agency maintained by the Certificate Registrar, the Owner Trustee pursuant to written instructions of the Certificate Registrar or Administrator on behalf of the Issuer shall execute and deliver in the name of the designated transferee or transferees one or more new Certificates in authorized denominations of a like aggregate amount dated the date of the issuance by the Issuer. Subsequent to a Transfer and upon the issuance of the new Certificate or Certificates, the Certificate Registrar shall cancel and destroy the Certificate surrendered to it in connection with such Transfer.

                  3.3. Limitation On Transfer of Certificates.

                  (a) The Certificates will only be sold and transferable to United States persons. Transferees (including nominees of beneficial owners) of the Certificates must represent that they are individuals or entities that are U.S. Persons (generally, citizens or residents of the U.S. and corporations or partnerships organized under the laws of the United States), and each must provide a certificate of non-foreign status under penalties of perjury.

                  (b) No sale, assignment, pledge, hypothecation, transfer or other disposition ("Transfer") of a Certificate or any beneficial interest in the Issuer shall be made to any Person unless such Transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with said 1933 Act and state laws. In the event of any such Transfer, the Certificate Registrar shall require the transferee to execute (i) an investment letter (in substantially the form attached hereto as EXHIBIT B) in the form and substance reasonably satisfactory to the Certificate Registrar, certifying to the Issuer, the Owner Trustee and the Certificate Registrar that such transferee is a "qualified institutional buyer" under Rule 144A under the 1933 Act, which investment letter shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar, the Servicer, the Administrator, the Seller or the Designated Certificate Holder and (ii) the Certificate of Non-Foreign Status and ERISA (in substantially the form attached hereto as EXHIBIT C acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar, which certificate shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar, the Servicer, the Administrator, the Seller or the Designated Certificate Holder. The Holder of a Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee in its individual capacity, the Certificate Registrar, the Servicer, the Administrator, the Seller and the Designated Certificate Holder against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or otherwise is not made in accordance with this Agreement.

                  (c) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (d) Each Certificate shall bear the following legend:

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         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED (" 1933 ACT") OR THE SECURITIES LAWS OR "BLUE SKY" LAWS OF ANY STATE AND HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION PROVIDED IN THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF (EACH A "TRANSFER") UNLESS SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE (AND EITHER THE CERTIFICATE REGISTRAR, THE ISSUER OR THE OWNER TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO SUCH EFFECT PRIOR TO EFFECTING ANY SUCH TRANSFER). EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
         (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE 1933 ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE ISSUER'S AND THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (A) PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON EACH SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. TRANSFER OF THIS CERTIFICATE IS SUBJECT TO COMPLIANCE WITH ADDITIONAL REQUIREMENTS SET FORTH IN SECTION 3.3 OF THE TRUST AGREEMENT (DEFINED BELOW).

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                  (e) No Certificate (or any interest therein) may be
Transferred (including, without limitation, by pledge or hypothecation), directly or indirectly, to any Person:

                  (a) (1) unless such transferee certifies in an Officer's Certificate to the Certificate Registrar, the Issuer and the Owner Trustee (and in a form reasonably acceptable to the Certificate Registrar, the Issuer and Owner Trustee) that such Person is either
          (x) a qualified institutional buyer as defined in Rule 144A under the 1933 Act, or (y) a Person (other than the Rating Agency) involved in the organization and operation of the Issuer or an affiliate, as defined in Rule 405 under the 1933 Act, of such Person within the meaning of Rule 3a-7 under the 1940 Act (collectively, the "Section 3.3(e)(A) Restriction"); and (2) if requested by the Certificate Registrar, the Issuer or the Owner Trustee, the transferee delivers an Opinion of Counsel to the effect of the foregoing; or

                  (b) unless prior to such Transfer the Owner Trustee has both
          (x) received an Opinion of Counsel that the Issuer is not, and after giving effect to such Transfer, will not be an "investment company" as defined in the 1940 Act, and (y) waived, at the written direction of the Administrator, the Section 3.3(e)(A) Restriction.

                  (f) No Certificate (or any interest therein) may be Transferred (including, without limitation, by pledge or hypothecation), directly or indirectly, to any Person in reliance upon the exemption from registration under the 1933 Act contained in Rule 144A unless an Officer's Certificate of the transferor is delivered to the Certificate Registrar, the Issuer and the Owner Trustee, as follows: (i) the transferor reasonably believes that the transferee is a qualified institutional buyer as defined in Rule 144A; (ii) the registration of the Transfer to the transferee is to be made in reliance upon the exemption from registration under the 1933 Act contained in Rule 144A; and (iii) the transferor understands that none of the Issuer, the Certificate Registrar or the Owner Trustee is obligated to register the Certificates under the 1933 Act or any other securities law and that any Transfer in violation of the provisions of this Section 3.3 shall be void ab initio; and

                  (g) No Transfer of a Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the proposed purchaser or transferee of such Certificate to the effect that such proposed purchaser or transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan.

                  (h) None of the Issuer, the Certificate Registrar or the Owner Trustee is obligated to register the Certificates under the 1933 Act or any other securities law. Any Transfer in violation of the provisions of this
Section 3.3 shall be void ab initio.

                  3.4. Lost, Stolen, Mutilated or Destroyed Certificates. If
(i) any mutilated Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee

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receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee, together with such security or indemnity as may be requested by the Owner Trustee (as such and in its individual capacity) to save it harmless, and provided that the Owner Trustee has no notice that the Certificate has been acquired by a protected purchaser, the Owner Trustee, in the name and on behalf of the Trust, shall execute and deliver in exchange for the Certificate so mutilated, destroyed, lost or stolen, a new Certificate of like tenor and denomination and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine.

                  3.5. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of Transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Issuer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

                  3.6. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Designated Certificate Holder or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Designated Certificate Holder or the Owner Trustee, a list, in such form as the Designated Certificate Holder or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates representing not less than 25% of the Certificate Principal Balance of the outstanding Certificates apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Basic Documents or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Issuer, the Designated Certificate Holder, the Certificate Registrar or the Owner Trustee, in its individual capacity, accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  3.7. Maintenance of Office or Agency. The Certificate Registrar shall maintain in the City of Mt. Laurel, an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Issuer initially designates the Office of the Administrator as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Owner Trustee, the Designated Certificate Holder and the Certificateholders of any change in the location of the Certificate Register or any such office or agency. The Certificate Registrar shall immediately furnish to the Owner

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

Trustee any notices or demands to the Owner Trustee received by the Certificate Registrar at the office maintained by it pursuant to this Section.

                  3.8. Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from amounts received by the Certificate Paying Agent from the Collection Account pursuant to the Indenture. The Issuer may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement or the Indenture. ____________________ shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that ________ shall no longer be the Certificate Paying Agent, the Designated Certificate Holder shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Certificate Paying Agent shall return all unclaimed funds to the Issuer and upon the removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Issuer. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  3.9. Ownership by Designated Certificate Holder.

                  (a) The Designated Certificate Holder shall receive on the Closing Date in consideration for the contribution to the Issuer of cash and for undertaking the indemnities and other duties and obligations of the Designated Certificate Holder hereunder and under the Basic Documents, a Certificate representing at least 1% of the Initial Certificate Balance of the Certificates (the "Designated Certificate"). The Trust shall cause the Designated Certificate and any Successor Designated Certificate created pursuant to Section 3.9 to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS IN SECTION 3.9 OF THE TRUST AGREEMENT. " For purposes of the Business Trust Law, the Designated Certificate and any Successor Designated Certificate shall be deemed to be a separate class of Certificates from all other Certificates issued by the Issuer; provided that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this Section and Sections 2.7 and 9.1 (c) and the last sentence of Section 2.5 hereof, be identical.

                  (b) The Designated Certificate shall, for income and franchise tax purposes, be treated as the general partnership interest of the Issuer. The Designated Certificate shall at all times represent an interest in the Issuer of not less than 1.00% of the Initial Certificate Balance represented by all Certificates. The Designated Certificate is not divisible. The Designated Certificate Holder may transfer the Designated Certificate if
(a) the applicable provisions of Section 3.3 are satisfied; (b) the Certificate Registrar receives an Opinion of Counsel to the effect that the transfer of the Designated Certificate shall not cause the Issuer to be subject to an entity level tax; (c) a Majority-in-Interest by Certificate Principal Balance of the outstanding Certificates (exclusive of the Designated Certificate) approves such transfer, which will not be unreasonably withheld;
(d) the Rating Agency shall confirm in a writing delivered to the Certificate Registrar that such Transfer shall not result in a withdrawal or downgrading of any ratings assigned to the Certificates by the Rating Agency; (e) the transferee or assignee shall assume, pursuant to an assignment and assumption agreement executed and delivered to the Owner Trustee, all of the obligations of the Designated Certificate Holder hereunder; (f) the transferee or assignee shall have a currently effective charter restricting its operations and activities, and shall make covenants substantially similar to those set forth in the organizational documents of the Designated Certificate Holder; and (g) the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel to the effect that the conditions precedent to such transfer in this Trust Agreement have been satisfied.

                                  ARTICLE IV

                       CONCERNING THE CERTIFICATEHOLDERS

                  4.1. Action by Certificateholders with Respect to Certain Matters. Without limiting the rights of Certificateholders under Section 4.2 hereof, the Certificateholders shall have no right, power and authority to call meetings of Certificateholders or to direct the Owner Trustee in the management of the affairs of the Issuer except as expressly provided herein and then only to the extent consistent with the limited purposes of the Issuer as set forth in Section 2.3 hereof. Without limiting the generality of the foregoing, and except for the acts described in clauses (iv) and (v) below, the Owner Trustee shall not have the power without the prior consent of the Certificateholders to (i) terminate the Issuer, except in accordance with
Section 9.1 hereof; (ii) execute on behalf of the Issuer any agreement, instrument or document that would obligate the Issuer to make a payment or payments in excess of $2,500, whether in consideration of services rendered to the Issuer or property acquired by the Issuer or otherwise, except pursuant to the specific authority granted to the Owner Trustee by Section 6.3 hereof;
(iii) pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, or create or grant a lien upon or security interest in or a right of set-off against, Trust Property (except in connection with the transactions contemplated by the Indenture); (iv) do any act in contravention of this Trust Agreement or any applicable law or regulation; (v) do any act which would make it impossible to carry on the ordinary administration of the Issuer; (vi) confess a judgment against the Issuer; (vii) possess Trust Assets, or assign the Issuer's right in specific property, for other than a Trust purpose;
(viii) admit a Person as an additional or successor trustee of the Issuer, except in accordance with Sections 10.1 and 10.2 hereof; (ix) admit a Person as an additional or successor Certificateholder of the Issuer, except in accordance with Article III hereof; (x) cause the Issuer to lend any funds to any Person; (xi) change the Issuer's purposes and powers from those set forth in Section 2.3 hereof; (xii) initiate any claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Lease Contracts) or compromise any action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits or collection of the Lease Contracts); (xiii) elect to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under Chapter 38 of Title 12 of the Delaware Code); (xiv) amend, change or modify any Basic Document, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; (xv) consent to the calling or waiver of any default or event of default under any Basic Document; or (xvi) consent to the assignment by the Trustee, or the Servicer of their respective obligations under any Basic Document.

                  Additionally, the Issuer shall: (i) not commingle its assets with those of any other entity; (ii) maintain its financial and accounting books and records separate from those of any other entity; (iii) except as expressly set forth herein, pay its indebtedness and operating expenses from its own funds; (iv) not pay the indebtedness, operating expenses and liabilities of any other entity; (v) maintain appropriate minutes or other records of all appropriate actions; (vi) maintain its office separate from the offices of the Designated Certificate Holder or any Affiliate of the Designated Certificate Holder; (vii) not become involved in the day-to-day management of another Person; (viii) conduct all business correspondence in its own name; and (ix) not act as agent for any other person except pursuant to contractual documents indicating such capacity.

                  4.2. Majority Control. Unless unanimous action of the Certificateholders is expressly required by the terms of this Trust Agreement, any action which may be taken, or any consent or instructions which may be given by the Certificateholders under this Trust Agreement may be taken or given by the registered Certificateholders holding Certificates representing in the aggregate more than fifty percent (50%) of the Certificate Principal Balance of all outstanding Certificates at the time of such action (in each such case, the "Majority Certificateholders"). Any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by the Majority Certificateholders at the time of the delivery of such notice. The Owner Trustee shall not be required to give notice to the other Certificateholders of any action pursuant to the direction of the Majority Certificateholders as a condition to the effectiveness of such action, but shall promptly, upon its receipt thereof, deliver copies of all such notices to all Certificateholders.

                  4.3. Representations, Warranties and Covenants.

                  (a) The Designated Certificate Holder hereby represents and warrants to the Owner Trustee (as such and in its individual capacity) as follows:

                  (i) The Issuer is not, and will not be upon conveyance of the Trust Assets to the Owner Trustee, an "Investment Company" or under the "control" of an "Investment Company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (ii) This Trust Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Designated Certificate Holder, enforceable in accordance with its terms.

                  (b) Each Certificateholder, prior to the acceptance of a Certificate whether from the Issuer or pursuant to a transfer shall (i) comply with the provisions of Section 3.3(f) hereof, (ii) establish its non-foreign status by submitting to the Issuer and the Owner Trustee an IRS Form W-9 and a completed Certificate of Non-Foreign Status and ERISA in substantially the form set forth as EXHIBIT C hereto and (iii) to the extent such Certificateholder is (x) an Affiliate of the Seller (other than the Designated Certificateholder, the Seller, or CCI), (y) the Holder of Certificates representing more than 49% of the beneficial ownership interests of the Issuer, and (z) acting as Servicer or Administrator, make the representations, warranties, covenants and agreements set forth in Schedule A hereto.

                                  ARTICLE V

                          APPLICATION OF TRUST FUNDS

                  5.1. Distributions.

                  (a) On each Payment Date, the Certificate Paying Agent shall distribute to each Certificateholder its pro rata share of payments received by the Issuer as provided in the Indenture. All distributions shall be made on a pro rata basis based upon Percentage Interests.

                  (b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with the Indenture. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Issuer or the effected Certificateholder with the consent of the Designated Certificate Holder), from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

                  5.2. Method of Payment. Distributions required to be made to Certificateholders on any Payment Date as provided in the Indenture shall be made to each Certificateholder of record on the preceding Record Date either by, in the case of any Certificateholder owning Certificates, other than the Designated Certificate, having denominations aggregating at least $500,000, wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. All distributions in respect of the initial Designated Certificate shall be made to the Designated Certificate Holder or its permitted transferee, as the case may be, by wire transfer, in immediately available funds, to the account of such entity at a bank or other entity having appropriate facilities therefor, as specified in written instructions to the Certificate Paying Agent on the fifth Business Day prior to the first Payment Date.

                  5.3. Statements to Certificateholders. On each Payment Date, the Certificate Paying Agent shall send to each Certificateholder the statement or statements provided to the Owner Trustee, the Certificate Paying Agent and the Trustee by the Servicer pursuant to the Indenture with respect to such Payment Date.

                                  ARTICLE VI

                   AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

                  6.1. General Authority. The Owner Trustee, in the name and on behalf of the Trust, shall have power and authority, and hereby is authorized and empowered to execute and deliver the Basic Documents to which the Issuer is or is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is or is to be a party and any amendment or other agreement or instrument described herein, in each case, in such form as the Administrator shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee, in the name and on behalf of the Trust, shall have power and authority, and hereby is authorized and empowered, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee, in the name and on behalf of the Trust, shall have power and authority, and hereby is further authorized and empowered from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents.

                  6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the Basic Documents to which the Issuer is a party and to administer the Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform such acts or to discharge such duties of the Owner Trustee or the Issuer hereunder or under any Basic Document, and the Owner Trustee shall not be held liable in its individual capacity for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. The Designated Certificate Holder may delegate its duties hereunder; provided, however, that such delegation of duties shall not relieve the Designated Certificate Holder of its obligations hereunder.

                  6.3. Specific Authority. The Owner Trustee, in the name and on behalf of the Trust, shall have power and authority, and is hereby authorized and empowered to take the following action:

                  (a) execute and cause to be delivered for filing with the office of the Secretary of State of the State of Delaware a Certificate of Trust of the Issuer pursuant to Section 3810 of Title 12 of the Delaware Code;

                  (b) take all action and make all Periodic Filings in all appropriate government offices necessary or desirable to maintain the valid existence of the Issuer under Chapter 38 of Title 12 of the Delaware Code;

                  (c) acquire the Lease Contracts pursuant to the Sales and Servicing Agreement;

                  (d) on the Closing Date, execute, issue and deliver the Certificates [and distribute the proceeds thereof ] to the Seller, the Designated Certificateholder and CCI; and

                  (e) on the Closing Date, pledge and assign to the Indenture Trustee under the Indenture for the benefit of the holders of the Notes all right, title, interest in and to the agreements, instruments, powers, rights, authority or property constituting the Trust Assets.

[Upon execution, issuance, and delivery of a Certificate in accordance with this Section, such Certificate shall be duly authorized, validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits of this Agreement.]

                  6.4. Administration Services Agreement; Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others; Available Information; Servicing Agreement.

                  (a) The Trust shall enter into an Administration Services Agreement with Copelco Capital Funding Corp. XI, as the Administrator, which Administration Services Agreement shall obligate the Administrator (i) to maintain or cause to be maintained the books and records of the Issuer on a calendar year basis on the accrual method of accounting, (ii) to deliver or cause to be delivered to each Certificateholder, within 60 days of the end of each Fiscal Year, a copy of the annual financial statement, if any, of the Issuer for such Fiscal Year, (iii) to file or cause to be filed such tax returns relating to the Issuer (including information returns), and make such elections as may from time to time be permitted or required under any applicable state or federal statute or rule or regulation thereunder, (iv) to cause such tax returns to be signed in the manner required by law, and (v) to collect or cause to be collected or withhold or cause to be withheld any withholding tax required by the Code to be withheld by the Owner Trustee with respect to distributions to Certificateholders who are nonresident aliens or foreign corporations. The Trust also shall enter into the Sales and Servicing Agreement, which Sales and Servicing Agreement shall obligate the Servicer to provide certain administrative, servicing and collection supervision services in connection with the Lease Contracts.

                  (b) The Designated Certificate Holder shall cause the Issuer to file federal and state income tax returns and information statements as a partnership for each of its taxable years. Within 90 days after the end of each calendar year, the holder of the Designated Certificate shall cause the Issuer to provide to each Certificateholder an Internal Revenue Service Form " K- 1" or any successor schedule and supplemental information, if required by law, to enable each Certificateholder to file its federal and state income tax returns. The Designated Certificate Holder shall serve as tax matters partner for the Issuer.

                  (c) Separate capital accounts shall be maintained for each Certificateholder in accordance with tax accounting principles. Each such account shall initially equal the amount of money and the fair market value of property contributed to the Issuer by the Certificateholder for its interest in the Issuer and shall be (i) increased by the distributive share of profits and capital gains of such Certificateholder, and (ii) decreased by the amount of any cash and the fair market value of any non-cash assets distributed to such Certificateholder by the Issuer pursuant to this Trust Agreement, and by such Certificateholder's distributive share of losses.

                  The fiscal year of the Issuer shall end on the 31st day of December in each year, unless otherwise required by the Code. For each fiscal year of the Issuer, net profits shall be allocated among the Certificateholders (including the Designated Certificate Holder), in such manner as to cause their ending capital accounts (prior to any reduction for distributions for such year and to the extent possible) to reflect their respective rights to current and future distributions with respect to income and the return of their investment. The intent of such allocation is to cause each Certificateholder, other than the Designated Certificate Holder, to be allocated an amount of net profits equal to the amount accrued in favor of such Certificateholder pursuant to Sections ___ and ___ of the Indenture, and for any remaining amount of net profits to be allocated to the Designated Certificate Holder. For each fiscal year of the Issuer, net losses shall be allocated among the Certificateholders in such manner as to reflect the order and amount in which they would respectively bear the economic burden of such losses, and then in accordance with their relative Percentage Interest.

                  The partnership tax returns of the Issuer shall be prepared in such a manner as to fairly reflect the respective interest in the Issuer of each Certificateholder in accordance with the principles of the regulations under Code Section 704(b) and the preceding paragraph. Any unexpected adjustments, allocations or distributions shall be offset by allocations of items of income and gain as quickly as possible in accordance with the qualified income offset provisions of the Code Section 704(b) regulations.

                  If during any fiscal year of the Issuer there is a change in any Certificateholder's interest as a result of the issuance, transfer or redemption of any Certificates, profits and losses shall be allocated among the Certificateholders so as to reflect their varying interest in the Issuer during the period. The allocation shall be made using the "interim closing of the books" method or any other method permissible under Code Section 706 selected by the Administrator. The Administrator shall determine when any transferee of a Certificate shall be deemed admitted to the "partnership" for federal income tax purposes. Any transferee shall succeed to that portion of the assignor's capital account attributable to the interest so transferred.

                  The maintenance of capital accounts by the Issuer is solely for the preparation of its income tax returns, and is not intended to confer rights upon any third parties. No Certificateholder shall have, by reason of its capital account, any right to demand or receive any property or cash from the Issuer or any obligation to contribute such items to the Issuer. No creditor of the Issuer shall be deemed a third party beneficiary of any obligation of any Certificateholder by reason of its capital account to contribute capital or make Lease Contracts or advances to the Issuer.

                  6.5. Signature of Returns. The Owner Trustee shall sign on behalf of the Issuer the tax returns and other Periodic Filings of the Issuer as the same may be presented to it, and shall be entitled to rely and fully protect (both as such and in its individual capacity) in so relying thereupon, unless applicable law requires an owner to sign such documents, in which case the Designated Certificate Holder and not the Owner Trustee shall be presented with and shall sign such document.

                  6.6. Right to Receive Instructions. In the event that the Owner Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Trust Agreement or any Basic Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement or any Basic Document permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the registered Certificateholders requesting instructions in accordance with Section 4.2 hereof and, to the extent that the Owner Trustee shall have acted, or refrained from acting, in good faith in accordance with any such instructions received from the registered Certificateholders, the Owner Trustee shall not be liable, in its individual capacity, on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, as the Owner Trustee shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability, in its individual capacity, to any Person for such action or inaction.

                  6.7. No Duties Except as Specified in this Trust Agreement or in Instructions. Notwithstanding any other provision herein or elsewhere, the Owner Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, administer, dispose of, create, perfect or maintain title or any security interest in, or otherwise deal with the Trust Assets or the Trust, to prepare or file any report or other document, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, any Basic Document, or any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Trust Agreement and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. The Owner Trustee, in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any valid liens on any part of the Trust

Assets which result from valid claims against the Owner Trustee personally that are not related to the ownership or the administration of the Trust Assets or the transactions contemplated by the Basic Documents.

                  6.8. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, reinvest, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, or (ii) in accordance with instructions delivered to the Owner Trustee pursuant to
Section 4.2 or Section 6.6 hereof.

                                  ARTICLE VII

                         CONCERNING THE OWNER TRUSTEE

                  7.1. Acceptance of Trusts and Duties.

                  (a) The Owner Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. Except (1) for the Owner Trustee's own willful misconduct or gross negligence, (2) for liabilities arising from the failure by the Owner Trustee, in its individual capacity, to perform obligations expressly undertaken by it in the last sentence of Section 6.7 hereof, or (3) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee, in its individual capacity, in connection with any of the transactions contemplated by this Trust Agreement or the Basic Documents, the Owner Trustee shall not be personally liable under any circumstances, including, without limitation:

                  (i) for any error of judgment made in good faith by the Owner Trustee;

                  (ii) for any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Certificateholders made in accordance with Section 4.2 hereof;

                  (iii) for any representation, warranty, covenant, agreement or indebtedness of the Issuer under any Basic Document;

                  (iv) for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any party hereto other than the Owner Trustee, or for the form, character, genuineness, sufficiency, value or validity of any Trust Assets, or for or in respect of the validity or sufficiency of the Basic Documents; and

                  (v) for any action or inaction of the Administrator, the Designated Certificateholder, or the Servicer, and the Owner Trustee shall not be responsible for performing or supervising the performance of any obligation under this Trust

          Agreement or any Basic Document that is required to be performed by the Administrator under the Administration Services Agreement or by the Servicer under the Servicing Agreement.

                  (b) No provision of this Trust Agreement (other than Section
6.7 hereof) shall require the Owner Trustee to expend or risk its personal funds or otherwise incur, in its individual capacity, any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it in its individual capacity.

                  (c) Notwithstanding anything to the contrary contained herein or in the Lease Contracts or any other Basic Document, the Owner Trustee shall not be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action would (1) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (2) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (3) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby or by any Basic Document.

                  7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (other than documents originated by or otherwise furnished to such Certificateholders).

                  7.3. Reliance; Advice of Counsel.

                  (a) The Owner Trustee conclusively may rely on and shall be protected, in its individual capacity, in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant Person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee, in its individual capacity, for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations hereunder or under any of the Basic Documents, the Owner Trustee (i) may act directly or, at the expense of the Issuer (subject to Section 4.1 (ii) hereof), through agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable, in its individual capacity, for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may, at the expense of the Issuer (subject to Section 4.1 (ii) hereof), consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee shall not be liable, in its individual capacity, for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Owner Trustee shall have no duty to monitor or supervise the Administrator, the Designated Certificateholder, any co-trustee or separate trustee, the Certificate Registrar, the Certificate Paying Agent, the Servicer, the Trustee, any agent or independent contractor of the Trust, any delegate of any trustee, or any other Person.

                  7.4. Not Acting in Individual Capacity. Except as expressly provided in this Article VII, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or the Basic Documents shall look only to the Trust Assets for payment or satisfaction thereof.

                  7.5. Covenant Not to File a Bankruptcy Petition. The Owner Trustee hereby agrees that until one year and one day after such time as the Notes are indefeasably paid in full, it shall not (i) institute the filing of a bankruptcy petition against the Issuer based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Issuer under the Bankruptcy Code; (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Issuer or a substantial portion of the property of the Issuer; (iv) make any assignment for the benefit of the Issuer's creditors; or (v) cause the Issuer to admit its inability to pay its debts generally as they become due.

                                 ARTICLE VIII

                         COMPENSATION OF OWNER TRUSTEE

                  8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall be entitled to such compensation and expense reimbursements as shall be set forth in a separate agreement between the Owner Trustee and the Seller.

                  8.2. Indemnification. The Designated Certificate Holder shall be liable for, and hereby agrees to indemnify the Owner Trustee, in its individual capacity, and any co-trustee or separate trustee appointed pursuant to Section 10.2 hereof and their respective successors, assigns, directors, officers, employees, agents and servants (each an "Indemnified Party"), from and against, any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred by such Indemnified Party as the result of the payment of fees and expenses pursuant to Section 8.1 hereof), claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against an Indemnified Party (whether or not indemnified against by other parties) in any way relating to or arising out of this Trust Agreement, any Basic Document, the administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder. It is understood and agreed that, notwithstanding the preceding sentence, the Designated Certificate Holder shall not be required to indemnify any Indemnified Party for Expenses arising or resulting from any of the matters described in Section 7. l(a)(1)-(3) hereof. Without limiting the foregoing, the Designated Certificate Holder shall indemnify the Issuer and the Owner Trustee, in its individual capacity, against (i) any tax, interest or penalty arising as a result of the failure to withhold taxes, and (ii) any indemnity obligations provided for in the Sales and Servicing Agreement. The indemnities contained in this Section 8.2 shall survive the termination of this Trust Agreement and the resignation or removal of the Owner Trustee. The indemnities of the Owner Trustee contained in this Section 8.2 extend only to the Owner Trustee in its individual capacity and shall not be construed as indemnities of the Trust Assets.

                  8.3. Lien on Trust Assets. Subject to the limitations provided in Section 8.2(a), the Owner Trustee, in its individual capacity, shall have a lien ("Owner Trustee Lien") on the Trust Assets for any indemnity due hereunder which lien shall be prior to all other liens other than the lien under the Indenture to secure the Notes (the "Indenture Lien"). The Issuer Trust Lien is subordinate to the Indenture Lien.

                  8.4. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee, in its individual capacity, from the Trust Assets pursuant to this Article VIII shall be deemed not to be part of the Trust Assets immediately after such payment.

                                  ARTICLE IX

                             TERMINATION OF TRUST

                  9.1. Termination of Trust.

                  (a) The trust created hereby shall dissolve and the Trust Assets shall be (i) if other than money, sold by the Servicer or at the written direction of the Servicer in a commercially reasonable manner and on commercially reasonable terms and (ii) the proceeds thereof and all money constituting Trust Assets distributed to the Certificateholders in accordance with their respective Percentage Interests, and this Trust Agreement (other than Section 8.2) shall be of no further force or effect, the Trust shall terminate, and the Owner Trustee at the written direction of the [Administrator] shall execute and file a certificate of cancellation, upon the earlier of (A) after payment or satisfaction of the Notes and all other amounts due under the Indenture the payment in full of the Certificates, the sale or other final disposition of the Trust Assets and the final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of this Trust Agreement and the Basic Documents, and (B) twenty-one (21) years after the date of this Trust Agreement.

                  (b) The bankruptcy, dissolution, death or incapacity of any Certificateholder, Administrator or Servicer shall not operate to terminate this Trust Agreement, nor entitle such Certificateholder's, Administrator's or Servicer's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Assets, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

                  9.2. No Termination by Certificateholders. Except as provided in Section 9.1 hereof, no Certificateholder, individually or acting jointly with any other Certificateholder or Certificateholders, shall be entitled to terminate or revoke the trust established hereunder.

                                  ARTICLE X

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

10.1.    Resignation of Owner Trustee; Appointment of Successor.

                  (a) The Owner Trustee may resign at any time without cause by giving at least 90 days' prior written notice to the Certificateholders, such resignation to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 10.1 (b) below. In case of the resignation or removal of the Owner Trustee, the Administrator shall appoint a successor Owner Trustee. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Administrator may apply to any court of competent jurisdiction, at the expense of the Issuer, to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have been appointed as provided above. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

                  (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee, upon payment of all amounts payable to it in its individual capacity, shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

                  (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

                  (d) Any corporation or other entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation or other entity to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 10. 1(c) hereof, be the Owner Trustee under this Trust Agreement without further act.

                  10.2. Appointment of Additional Owner Trustees.

                  (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Trust Assets may at the time be located or if the Owner Trustee deems it necessary or advisable for its own protection, the Administrator and the Owner Trustee each shall have the power to appoint one or more individuals or corporations either to act as co-trustee, or co-trustees, jointly with the Owner Trustee of all or any part of the Trust Assets or to act as separate trustee or separate trustees of all or any part of the Trust Assets and to vest in such person or persons, in such capacity, such title to the Trust Assets or any part thereof, and such rights, powers, duties, trusts or obligations as the Owner Trustee may consider necessary or desirable, subject to the remaining provisions of this Section 10.2.

                  (b) Every co-trustee or separate trustee shall, to the extent permitted by law, be appointed pursuant to a supplemental trust agreement substantially in the form of EXHIBIT D hereto and subject to the following terms, namely:

                  (i) The Basic Documents shall be executed and delivered, and all rights, powers, trusts, duties and obligations by this Trust Agreement conferred upon the Owner Trustee in respect of the custody, control of management of moneys, papers, securities and other personal property, shall be exercised, solely by the Owner Trustee;

                  (ii) All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Owner Trustee, or by the Owner Trustee and such co-trustee or co-trustees, or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees;

                  (iii) Any request in writing by the Owner Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

                  (iv) Any co-trustee or separate trustee to the extent permitted by law may delegate to the Owner Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

                  (v) The Owner Trustee at any time, and from time to time, by an instrument in writing, with the concurrence of the Administrator, may accept the resignation of, or remove, any co-trustee or separate trustee appointed under this Section 10.2. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 10.2;

                  (vi) No Trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

                  (vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing executed by the Administrator and delivered to the Owner Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee; and
          (viii) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Owner Trustee to be held pursuant to the terms hereof.

                  (viii) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Owner Trustee to be held pursuant to the terms hereof.

                  (c) Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he shall be vested with the estate, right, title and interest in the Trust Assets, or portion thereof, and with such rights, powers, duties, trusts or obligations, jointly with the Owner Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone), all as shall be specified in the instrument of appointment, subject to all the terms hereof. Every such acceptance shall be filed with the Owner Trustee.

                  (d) In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the estate, right, title and interest in the Trust Assets and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee unless and until a successor co-trustee or separate trustee shall be appointed pursuant to this Section 10.2.

                                  ARTICLE XI

                                 MISCELLANEOUS

                  11.1. Supplements and Amendments.

                  (a) This Trust Agreement may be amended from time to time by the parties hereto by a written instrument signed by each of them, without the consent of any of the Certificateholders, provided that an Opinion of Counsel for the Designated Certificate Holder (which Opinion of Counsel may, as to factual matters, rely upon Officer's Certificates of the Designated Certificate Holder) is addressed and delivered to the Owner Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment have been satisfied and the Designated Certificate Holder shall have delivered to the Owner Trustee an Officer's Certificate, dated the date of any such Amendment, stating that the Designated Certificate Holder reasonably believes that such amendment will not have a material adverse effect on the Certificateholders or the Noteholders.

                  (b) This Agreement may also be amended from time to time with the consent of the Majority Certificateholders if the Designated Certificate Holder has delivered an Officer's Certificate stating that there is no material adverse effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or
(ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment or (iii) cause any material adverse tax consequences to any Certificateholders or the Noteholders, without the consent of the Holders of all such Certificates or Notes then outstanding.

                  (c) For so long as any of the Notes are outstanding, no amendment of this Trust Agreement shall be effective without the written consent thereto of the Indenture Trustee.

                  11.2. No Legal Title to Trust Assets in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Assets and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Certificateholders in and to their undivided beneficial interest in the Trust Assets hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

                  11.3. Pledge of Collateral by Trust is Binding. The pledge of any Trust Assets to any Person by the Issuer made under any Basic Document and pursuant to the terms of this Trust Agreement shall bind the Certificateholders and shall be effective to transfer or convey the rights of the Trust, the Owner Trustee and the Certificateholders in and to such Trust Assets to the extent set forth in such Basic Document. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

                  11.4. Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Indemnified Parties, and the Certificateholders any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

                  11.5. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee, addressed to: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, or to such other address as the Owner Trustee may have set forth in a written notice to the registered Certificateholders; and if to a Certificateholder, addressed to it at the address set forth for such Certificateholder in the Certificate Register maintained by the Certificate Registrar and, in each such case, with a copy to the Trustee at its address set forth in the Sales and Servicing Agreement. Whenever any notice in writing is required to be given by any party hereunder, such notice shall be effective upon receipt by the party to whom such notice is to be delivered.

                  11.6. Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.7. Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  11.8. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                  11.9. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  11.10. Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

                           [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    COPELCO CAPITAL FUNDING CORP. XI

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    COPELCO CAPITAL INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    COPELCO CAPITAL FUNDING LLC 1998-1
                                    By COPELCO CAPITAL FUNDING CORP. XI,
                                    as Manager

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title

                     COPELCO CAPITAL FUNDING TRUST 1998-A

                                TRUST AGREEMENT

                                     Among

                           WILMINGTON TRUST COMPANY,
                               as Owner Trustee,

                             COPELCO CAPITAL INC.,
                             as Certificate Holder

                       COPELCO CAPITAL FUNDING LLC 98-1
                             as Certificate Holder

                                      and

                       COPELCO CAPITAL FUNDING CORP. XI,
                       as Designated Certificate Holder

                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----


                             ARTICLE I DEFINITIONS

1.1.   Capitalized Terms.................................................................................1
1.2.   Other Definitional Provisions.....................................................................4

                            ARTICLE II ORGANIZATION

2.1.   Name       .......................................................................................5
2.2.   Office     .......................................................................................5
2.3.   Limited Special Purposes and Powers...............................................................5
2.4.   Appointment of the Owner Trustee..................................................................5
2.5.   Initial Capital Contribution of Trust Assets......................................................5
2.6.   Declaration of Trust..............................................................................6
2.7.   Situs of Issuer...................................................................................6
2.8.   Title to Property.................................................................................6

              ARTICLE III CERTIFICATES AND TRANSFER OF INTERESTS

3.1.   Series and Class of Beneficial Interests: Issuance of Certificates................................7
3.2.   Registration and Transfer of Certificates.........................................................7
3.3.   Limitation On Transfer of Certificates............................................................8
3.4.   Lost, Stolen, Mutilated or Destroyed Certificates................................................10
3.5.   Persons Deemed Certificateholders................................................................11
3.6.   Access to List of Certificateholders' Names and Addresses........................................11
3.7.   Maintenance of Office or Agency..................................................................11
3.8.   Certificate Paying Agent.........................................................................12
3.9.   Ownership by Designated Certificate Holder.......................................................12

                 ARTICLE IV CONCERNING THE CERTIFICATEHOLDERS

4.1.   Action by Certificateholders with Respect to Certain Matters.....................................13
4.2.   Majority Control.................................................................................14
4.3.   Representations, Warranties and Covenants........................................................14

                     ARTICLE V APPLICATION OF TRUST FUNDS

5.1.   Distributions....................................................................................15
5.2.   Method of Payment................................................................................15
5.3.   Statements to Certificateholders.................................................................16

                           ARTICLE VI AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

6.1.   General Authority................................................................................16

6.2.   General Duties...................................................................................16
6.3.   Specific Authority...............................................................................16
6.4.   Administration Services Agreement; Accounting and Reports to the Certificateholders,
                the Internal Revenue Service and Others; Available Information;
                Servicing Agreement.....................................................................17
6.5.   Signature of Returns.............................................................................19
6.6.   Right to Receive Instructions....................................................................19
6.7.   No Duties Except as Specified in this Trust Agreement or in Instructions.........................19
6.8.   No Action Except Under Specified Documents or Instructions.......................................20

                   ARTICLE VII CONCERNING THE OWNER TRUSTEE

7.1.   Acceptance of Trusts and Duties..................................................................20
7.2.   Furnishing of Documents..........................................................................21
7.3.   Reliance; Advice of Counsel......................................................................21
7.4.   Not Acting in Individual Capacity................................................................22
7.5.   Covenant Not to File a Bankruptcy Petition.......................................................22

                  ARTICLE VIII COMPENSATION OF OWNER TRUSTEE

8.1.   Owner Trustee's Fees and Expenses................................................................22
8.2.   Indemnification..................................................................................22
8.3.   Lien on Trust Assets.............................................................................23
8.4.   Payments to the Owner Trustee....................................................................23

                        ARTICLE IX TERMINATION OF TRUST

9.1.   Termination of Trust.............................................................................23
9.2.   No Termination by Certificateholders.............................................................24

                     ARTICLE X SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

10.1.   Resignation of Owner Trustee; Appointment of Successor..........................................24
10.2.   Appointment of Additional Owner Trustees........................................................25

                           ARTICLE XI MISCELLANEOUS

11.1.   Supplements and Amendments......................................................................27
11.2.   No Legal Title to Trust Assets in Certificateholders............................................27
11.3.   Pledge of Collateral by Trust is Binding........................................................28
11.4.   Limitations on Rights of Others.................................................................28
11.5.   Notices   ......................................................................................28
11.6.   Severability....................................................................................28
11.7.   Separate Counterparts...........................................................................28
11.8.   Successors and Assigns..........................................................................28
11.9.   Headings  29
11.10.   Governing Law..................................................................................29

EXHIBIT A      Form of Certificate
EXHIBIT B      Form of Investor Representation Letter (144A)
EXHIBIT C      Form of Certificate of Non-Foreign Status and ERISA

                                    -iii-